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                                                                    EXHIBIT 4.1

                             1991 STOCK OPTION PLAN
                                       OF
                             E-Z SERVE CORPORATION



1.       PURPOSE OF PLAN

         This 1991 Stock Option Plan (the "Plan") is intended as an incentive
(a) to retain in the employ of E-Z Serve Corporation (the "Company") and its Affiliates (as defined below) persons of training, experience and ability, (b) to attract new employees whose services are considered unusually valuable, (c) to attract and retain the services of experienced and knowledgeable directors,
(d) to encourage the sense of proprietorship of such persons, and (e) to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options issued pursuant to this Plan (the "Options") may constitute incentive stock options ("incentive stock options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), while certain other options granted under this Plan will be nonqualified options ("nonqualified stock options") within the meaning of Section 83 of the Code.

2.       ADMINISTRATION OF PLAN

         (a) The Board of Directors shall appoint and maintain as administrator of this Plan the Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each member of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of this Plan. All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held.

         (b) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan at the 1992 Annual Meeting of Stockholders, or at a special meeting of stockholders called for that purpose prior to the 1992 Annual Meeting, by the affirmative vote of the holders of a majority of the outstanding shares of the Company
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present, or represented by proxy, and entitled to vote thereat, or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote; provided that if such approval by the stockholders of the Company is not forthcoming, all Options previously granted under this Plan shall be void.

         (c) The Committee shall have the authority to designate which Options granted under this Plan shall be incentive stock options and which shall be nonqualified stock options. The Committee, in its sole discretion, may determine that all the Options granted under this Plan may be incentive or nonqualified stock options.

3. DEFINITIONS. For purposes of this Plan, the following definitions shall apply:

         (a) "Affiliates" means any Parent of the Company and any Subsidiary of the Company within the meaning of Sections 424(e) and (f) of the Code, respectively.

         (b)     "Cause" shall mean:

                 (i) for an Optionee who is not a Senior Executive, an Optionee's actual fraud, gross negligence or willful or wanton misconduct; or

                 (ii) for an Optionee who is a Senior Executive, a Senior Executive's (a) actual fraud, gross negligence or willful or wanton misconduct, (b) fraud, embezzlement or other material dishonesty with respect to the Company or any of its Affiliates, (c) conviction of, or a plea of nolo contendere to, a felony, (d) conduct that is materially harmful to the business, interest or reputation of the Company, (e) intentional failure to comply with any material instructions of the Board contained in a duly adopted resolution of the Board, or (f) failure to devote, other than by reason of disability, such of the Senior Executive's entire time, attention, business judgment, skill, energies and business efforts to his duties as an executive of the Company as are reasonably necessary to carry out his duties.

         (c) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         (d) "Senior Executive" shall mean any of the senior executive officers of the Company identified in a specific resolution of the Committee to be included within the definition of this term.




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         (e)     "Senior Executive Termination" shall mean (i) a Senior
Executive's permanent disability, as determined in the sole discretion of the Committee, or death, (ii) the termination of a Senior Executive's employment by the Company for reasons other than for Cause, or (iii) a Senior Executive's voluntary termination of employment within 90 days after a significant diminution of both the Senior Executive's responsibility and base salary by the Company.

4.       DESIGNATION OF PARTICIPANTS

         The persons eligible for participation in this Plan as recipients of Options shall include key employees of the Company and its Affiliates. Directors of the Company shall also be eligible to participate, but no director who is otherwise not an employee shall be eligible to be granted any incentive stock options. A person who has been granted an Option hereunder ("Optionee") may be granted an additional Option or Options, if the Committee shall so determine.

5.       STOCK RESERVED

         Subject to adjustment as provided in Paragraph 9, a total of 3,500,000 shares ("Stock") of Common Stock shall be subject to this Plan. The shares of Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or its Affiliates, and such number of shares shall be and is hereby reserved for sale for such purpose.
Any of such shares which may remain unsold and which are not subject to outstanding Options at the expiration of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan and the expiration, exercise or lapse of all Options granted hereunder, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be cancelled prior to its exercise, the shares theretofore subject to such Option may again be subject to an Option under this Plan.

6.       OPTION PRICE

         (a) The purchase price of each share of Stock subject to an incentive stock option under this Plan shall be 100% of the fair market value of such share on the date the Option is granted. The purchase price of each share of Stock subject to a nonqualified stock option under this Plan shall be determined by the Committee prior to granting the Option. However, in the case of an incentive stock option granted to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company's then outstanding securities ("Ten Percent Stockholder"), the price shall not be





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less than 110% of the fair market value of a share of Stock on the date the
Option is granted. The Committee shall set the purchase price for each share subject to a nonqualified stock option at either the fair market value of each share on the date the Option is granted, or at such other price as the Committee in its sole discretion shall determine; provided, however, that in no event shall the purchase price of a share subject to a nonqualified stock option under this Plan be less than 50% of the fair market value of such share on the date the Option is granted.

         (b) The fair market value of a share of Stock on a particular date shall be deemed to be the average (mean) of the reported "high" and "low" sales price for such shares as reported in The Wall Street Journal's American Stock Exchange Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average between the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Company in good faith.

         (c) In order to restore the incentive value of any options previously granted under this Plan and to continue to provide meaningful incentives to the Optionees, the Compensation Committee may grant new nonqualified stock options in accordance with the terms of this Plan in exchange for the cancellation of some or all of the options previously granted to the Optionees, subject to the approval of such exchange by the stockholders of the Company. The new nonqualified stock options may be granted at a lower exercise price than the cancelled options, subject to the other terms of this Paragraph 6, and the Compensation Committee shall have the discretion to determine the terms and provisions of any such exchange in accordance with this Plan.

7.       OPTION PERIOD

         Each Option granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the expiration of ten years from the date of granting of such Option or such earlier date as the Committee, in its sole discretion, may prescribe at the date of grant. However, in the case of an incentive stock





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option granted to a Ten Percent Stockholder, the option period shall not exceed five years from the date of grant. No incentive stock option shall be granted after the tenth anniversary of the effective date of this Plan.

8.       EXERCISE OF OPTIONS

         (a) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of this Plan. The Committee may determine to permit any Option granted hereunder to be exercisable immediately upon the date of grant or at any time thereafter. Any Optionee who (i) was granted stock options or stock purchase grants by Harken Energy Corporation ("HEC") prior to the Company's rights offering (as a result of which the Company was no longer a wholly-owned subsidiary of HEC), and (ii) has been continuously employed by HEC (prior to the rights offering) and/or any Affiliate thereof since June 1, 1989, will be given credit towards his vesting of the Option for past employment equal to two years.

         (b) The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the Option is granted) of the Stock with respect to which incentive stock options may be exercisable for the first time by any Optionee during any calendar year shall not exceed $100,000.

         (c) Options may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

         (d) In the event of termination of employment for any reason other than death, disability or retirement, Options may be exercised only with respect to the number of shares purchasable at the time of such termination, unless the Committee shall otherwise approve on a case by case basis.

         (e) In the event of the death or disability of the Optionee following the date of grant and while in the employ of the Company or any of its Affiliates, and while Options granted hereunder are still in force and unexpired under the terms of Paragraph 7, any unmatured installments of the Options shall be accelerated. Such acceleration shall be effective as of the date of death or disability, as the case may be. The Options outstanding in the name of the Optionee shall thereupon be exercisable in full without regard to any installment exercise provisions.





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         (f)     In the event the Optionee terminates his employment because of retirement under any retirement plan of the Company or any of its Affiliates while Options granted hereunder are still in force and unexpired under the terms of Paragraph 7, the Committee shall have discretion to permit any unmatured installments of the Options to be accelerated as of the date of retirement and the Options shall thereupon be exercisable in full without regard to any installment exercise provisions.

         (g) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash (including certified check, bank draft and postal or express money order payable to the order of the Company), or at the option of the holder of such Option, in Common Stock theretofore owned by such holder (or any combination of cash and Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment of Common Stock, such Common Stock shall be valued at its fair market value on the date of exercise in accordance with Paragraph 6(b). Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assigned to the Company. The Committee may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to permit the holder of an Option to satisfy the purchase price of the shares as to which an Option is exercised by delivery of the Option holder's promissory note, such note to be subject to such terms and conditions as the Committee may determine. The Committee may, in its discretion and to the extent permitted by the laws of the State of Delaware, determine to cause the Company to lend to the holder of an Option funds, on such terms and conditions as the Committee may determine to be appropriate, sufficient for the holder of an Option to pay the purchase price of the shares as to which an Option is to be exercised. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

         (h) The option agreement evidencing any incentive stock option granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share or shares of Stock issued to him pursuant to his exercise of an Option granted under this Plan within the two-year period commencing on the day after the date of the grant of such Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.





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         (i)     Upon a Senior Executive Termination, 100% of the applicable
Senior Executive's outstanding unvested shares of Stock subject to the Options shall vest.

         (j) Within 60 days of a Senior Executive Termination, the Company will provide to the Senior Executive an offer to pay the Senior Executive an amount payable in cash in exchange for the Senior Executive's relinquishment of all of such Senior Executive's Options. Within 30 days of the Senior Executive's receipt of the Company's offer, the Senior Executive, or his heirs or legal representatives in the event of death or disability, will have one of the following alternatives:

                 (i) Accept the Company's offer and relinquish the Senior Executive's Options for the cash amount offered; or

                 (ii) In lieu of purchasing the shares of Stock subject to purchase under the Options, relinquish the Options for a number of shares of Common Stock to be determined as follows: the number of shares of Common Stock issuable pursuant to such relinquishment shall be a number equal to the quotient obtained by dividing the Appreciated Value by the current Stock Value (both as defined below); or

                 (iii) Continue to hold the Options and exercise them prior to the earlier of five years from the date of the Senior Executive Termination or such earlier date as the period for exercise of the Options would end pursuant to the terms of the Plan.

As used in this Section 8, "Appreciated Value" shall mean the excess of (i) the aggregate current Stock Value of the shares of Common Stock covered by the Options over (ii) the aggregate purchase price for such shares specified in such Options. As used in this Section 8, "Stock Value" of a share of Common Stock shall mean (i) on a consolidated basis, the sum of (x) the Company's earnings before interest, taxes, depreciation and amortization for the four reported fiscal quarters prior to the date of the Senior Executive Termination (the "Period") multiplied by 6, plus (y) the Company's average cash during the Period, minus (z) the Company's average debt during the Period, (ii) divided by the weighted average number of shares of Common Stock outstanding during the Period.

9.       STOCK DIVIDENDS, STOCK SPLITS AND CERTAIN OTHER CORPORATION
TRANSACTIONS

         (a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of





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
bonds, debentures or preferred or preference stocks ranking prior to or affecting the Common Stock or the rights attendant thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The shares with respect to which Options may be granted hereunder are shares of Common Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, a combination of shares, a recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services or property, the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

         (c) If the Company is reorganized, merged or consolidated or is otherwise a party to a plan of exchange with another corporation pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of common stock or other securities or if the Company shall distribute ("Spin Off") securities of another corporation to its stockholders, there shall be substituted for the shares subject to the unexercised portions of outstanding Options an appropriate number of shares of
(i) each class of stock or other securities which were distributed to the stockholders of the Company in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to stockholders of the Company together with shares of Stock, such number of shares or securities to be determined in accordance with the provisions of Section 424 of the Code (or other applicable provisions of the Code or regulations issued thereunder which may from time to time govern the treatment of incentive stock options in such a transaction); provided, however, that all such Options may be cancelled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of at least thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding Options, without regard to the installment provisions set forth in the option agreements; and provided further that in the event of a Spin Off, the Company may, in lieu





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of substituting securities or accelerating and cancelling Options as contemplated above, elect (i) to reduce the purchase price for each share of Stock subject to an outstanding Option by an amount equal to the fair market value, as determined in accordance with the provisions of Paragraph 6(b), of the securities distributed in respect of each outstanding share of Common Stock in the Spin Off or (ii) to reduce proportionately the purchase price per share and to increase proportionately the number of shares of Stock subject to each Option in order to reflect the economic benefits inuring to the stockholders of the Company as a result of the Spin Off.

         (d) Except as hereinbefore expressly provided the issue by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder.

         (e) The Committee may, in its sole discretion, provide that an Option shall become fully exercisable upon a Change in Control of the Company (as defined in the next sentence). "Change in Control" of the Company shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the Company's then outstanding securities; or (iii) any "person" (as defined in clause (ii) above), other than HEC, who is, at the time of the effective date of this Plan, the "beneficial owner" (as defined in clause (ii) above) of more than five percent of the combined voting power of the Company's then outstanding securities, acquires, or disposes of, beneficial ownership (as defined in clause (iii) above) of 33% or more of the combined voting power of the Company's then outstanding securities.

10.      PURCHASE FOR INVESTMENT

         Unless the Options and shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his





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own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.      TAXES

         (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under this Plan.

         (b) Notwithstanding the terms of Paragraph 11(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of a nonqualified stock option by electing to have the Company withhold shares of Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. All such elections are subject to prior approval of the Committee.

12.      EFFECTIVE DATE OF PLAN

         This Plan shall be effective as of May 30, 1991.

13.      AMENDMENT OR TERMINATION

         The Board of Directors may amend, alter or discontinue this Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders, would:





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         (a)     Increase the total number of shares reserved for the purposes of this Plan or decrease the option price provided for in Paragraph 6, except in each case as provided in Paragraph 9 or 6(c) as applicable, or change the class of employees eligible to participate in this Plan as provided in Paragraph 4;

         (b)     Extend the option period provided for in Paragraph 7;

         (c) Materially increase the benefits accruing to Optionees under this Plan; or

         (d) Materially modify the requirements as to eligibility for participation in this Plan.

14.      GOVERNMENT REGULATIONS

         This Plan, and the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.      NOT A CONTRACT.

         The Plan shall not be deemed to constitute a contract between the Company and any employee or to be a consideration or an inducement for the employment of any employee. No part of any employee's payments under the Plan shall be used as a basis for calculation of retirement or any other benefits to which such employee might be entitled under any other benefit plans which are or may in the future be in place at the Company. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time regardless of the effect which such discharge shall have upon him as a participant of the Plan.

16.      INDEMNIFICATION.

         In the event any claim, suit or proceeding is brought regarding the Plan established hereunder to which the Committee, or any member thereof, or any person or agent acting for or at the instruction or request of the Committee, may be a party, the Committee and such members, persons or agents shall be entitled to be reimbursed by the Company for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.





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17.      COMPANY RECORDS.

         No person shall, as a result of the existence of the Plan or such person's participation therein, be entitled to review or have access to the Company's books and records.

18.      MISCELLANEOUS.

         The headings of the Sections herein are inserted only for convenience of reference and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any reference herein to the masculine gender includes the feminine gender and any singular or plural reference includes the other where the context requires.





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                                                E-Z SERVE CORPORATION


                                                By: /s/ Neil H. McLaurin
                                                    ------------------------
                                                    Neil H. McLaurin
                                                    President


ATTEST:



/s/ John T. Miller
-----------------------
John T. Miller
Senior Vice President





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